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                                                                     Exhibit 3.3

                            CERTIFICATE OF FORMATION

                                       OF

                         ATLAS PIPELINE HOLDINGS GP, LLC



         This Certificate of Formation, dated December 15, 2005, has been duly executed and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the "Act") to form a limited liability company under the Act.

         1. NAME. The name of the limited liability company is Atlas Pipeline Holdings GP, LLC.

         2. REGISTERED OFFICE; REGISTERED AGENT. The address of the registered office required to be maintained by Section 18-104 of the Act is:

            The Corporation Trust Company
            1209 Orange Street
            Wilmington, DE 19801

         The name and address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

            The Corporation Trust Company
            1209 Orange Street
            Wilmington, DE 19801

         EXECUTED, as of the date written first above.




                                             Atlas Pipeline Holdings GP, LLC





                                             By: /s/ Ashley Geller
                                                 -------------------------------
                                                 Ashley Geller
                                                 Authorized Person